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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
MGM MIRAGE
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MGM MIRAGE
3600 Las Vegas Blvd. South, Las Vegas, Nevada 89109

NOTICE OF ANNUAL MEETING TO BE HELD ON
May 1, 2001

To the Stockholders:

    The Annual Meeting of Stockholders of MGM MIRAGE, a Delaware corporation (the "Company"), will be held at The Mirage Hotel and Casino, 3400 Las Vegas Blvd. South, Las Vegas, Nevada, on May 1, 2001, at 10:00 a.m., for the following purposes:

  1.
  To elect a Board of Directors.
  2.
  To consider and act upon the ratification of the selection of independent auditors.
  3.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

    Stockholders of record at the close of business on March 9, 2001 are entitled to notice of and to vote at the meeting. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, at the Company's executive offices, located at 3600 Las Vegas Blvd. South, Las Vegas, Nevada 89109, for a period of ten days prior to the meeting date.

By Order of the Board of Directors, Chairman of the Board and Chief Executive Officer

March 30, 2001

PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY.
Use the enclosed envelope, which requires no postage for mailing in the United States.

MGM MIRAGE STOCKHOLDER MEETING ADMISSION TICKET

TIME:	10:00 A.M.
DATE:	May 1, 2001
LOCATION:	THE MIRAGE HOTEL AND CASINO The Siegfried & Roy Theatre 3400 Las Vegas Blvd. South Las Vegas, NV 89109
STOCKHOLDER NAME:
/ / WITH SPOUSE	/ / WITHOUT SPOUSE
STOCKHOLDER ADDRESS:

(PLEASE PRINT)

NOTE: PLEASE CLIP AND BRING THE STOCKHOLDER MEETING ADMISSION TICKET.
 NO ADMISSION WILL BE ALLOWED WITHOUT THIS TICKET.

MGM MIRAGE
3600 Las Vegas Blvd. South
Las Vegas, Nevada 89109

PROXY STATEMENT
March 30, 2001

    The form of proxy accompanying this Proxy Statement and the persons named therein as proxies have been approved by the Board of Directors of the Company, and this solicitation is made on behalf of the Board of Directors of the Company. Any proxy given pursuant to this solicitation is revocable by the communication of such revocation in writing to the Secretary of the Company at any time prior to the exercise thereof, and any person executing a proxy, if in attendance at the meeting, may vote in person instead of by proxy. All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted in favor of the nominees for the Board of Directors listed in this Proxy Statement and in favor of Proposal 2 as described herein. By signing, dating and returning the enclosed proxy card, you will confer discretionary authority on the named proxies to vote on any matter not specified in the notice of meeting if the Company did not receive notice of such matter in a reasonable time before the date this Proxy Statement was mailed to stockholders.

    Matters to be considered and acted upon at the meeting are set forth in the Notice of Annual Meeting accompanying this Proxy Statement and are more fully outlined herein. This Proxy Statement was first mailed to stockholders on or about March 30, 2001.

    The authorized capital stock of the Company presently consists of 300,000,000 shares of Common Stock, $.01 par value per share (the "Common Stock"). At the close of business on March 9, 2001, the record date for determining stockholders entitled to vote at the meeting, 159,240,128 shares of Common Stock were outstanding and entitled to vote at the meeting. Each stockholder is entitled to one vote for each share held of record on that date on all matters which may come before the meeting.

    There is no cumulative voting in the election of directors. The affirmative vote of a plurality of the votes cast at the meeting will be required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each item other than the election of directors to be acted upon at the meeting, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, an abstention will have the same effect as a vote cast against a proposal.

    In accordance with the rules of the New York Stock Exchange, brokers and nominees may be precluded from exercising their voting discretion with respect to certain matters to be acted upon (e.g., any proposal which would substantially affect the rights or privileges of the Common Stock) and thus, in the absence of specific instructions from the beneficial owner of shares, will not be empowered to vote the shares on such matters. A broker non-vote will not be counted in determining the number of shares necessary for approval of proposals. Shares represented by such broker non-votes will, however, be counted for purposes of determining whether there is a quorum. The matters set forth in this Proxy Statement to be brought before the meeting are not considered to substantially affect the rights or privileges of the Common Stock.

PRINCIPAL STOCKHOLDERS

    Shown below is certain information as of March 9, 2001 with respect to beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of shares of Common Stock by the only persons or entities known to the Company to be a beneficial owner of more than five percent of the outstanding shares of Common Stock, by the Named Executives, as defined under "Executive Compensation," and by all directors and executive officers of the Company as a group who held office as of the date of this Proxy Statement.

Name and Address(1)	Amount Beneficially Owned(2)		Percent of Class
Kirk Kerkorian	93,115,838	(3)	58.48%
150 S. Rodeo Drive, Ste. 250 Beverly Hills, CA 90212
FMR Corp.	14,426,990	(4)	9.06%
82 Devonshire Street Boston, MA 02109
Capital Research and Management Company	11,949,600	(5)	7.51%
333 South Hope Street Los Angeles, CA 90071
J. Terrence Lanni	1,074,422	(6)	(8)
John T. Redmond	289,329	(6)	(8)
Daniel M. Wade	231,200	(6)	(8)
James J. Murren	443,000	(6)	(8)
Gary N. Jacobs	7,423		(8)
Scott Langsner	45,616	(6)	(8)
All directors and executive officers as a group (33 persons)	96,153,559	(3)(6)(7)	59.33%

(1)
Unless otherwise indicated, the address for the persons listed is 3600 Las Vegas Blvd. South, Las Vegas, Nevada 89109.

(2)
The number of shares listed reflects the effect of the Company's February 10, 2000 two-for-one stock split. Except as otherwise indicated and subject to applicable community property and similar laws, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(3)
Of these shares, 91,221,432 are held by Tracinda Corporation ("Tracinda"), a Nevada corporation wholly owned by Mr. Kerkorian.

(4)
Based upon a Schedule 13G, dated December 31, 2000, filed by FMR Corp. and Fidelity Management and Research Company, a subsidiary of FMR Corp. and an investment advisor under the Investment Advisors Act of 1940, which are deemed to be the beneficial owner 14,426,990 shares of Common Stock as a result of acting as investment advisor to various investment companies.

(5)
Based upon a Schedule 13G, dated December 29, 2000, filed by Capital Research and Management Company, an investment advisor under the Investment Advisors Act of 1940, which is deemed to be the beneficial owner of 11,949,600 shares of Common Stock as a result of acting as investment advisor to various investment companies.

(6)
Included in these amounts are 1,038,108 shares, 287,329 shares, 228,600 shares, 430,000 shares and 41,600 shares subject to stock options exercisable on or prior to May 9, 2001 held by Messrs. Lanni, Redmond, Wade, Murren and Langsner, respectively.

(7)
Also included are 727,260 shares subject to stock options exercisable on or prior to May 9, 2001, of which six non-employee directors hold 10,000 shares each, one non-employee director holds 664,460 shares, one non-employee director holds 2,000 shares, and one non-employee director holds 800 shares (see "Election of Directors"). Additionally included are a total of 64,008 shares held by four non-director executive officers.

(8)
Less than one percent (1%).

    As indicated above, Mr. Kerkorian beneficially owns over 50% of the currently outstanding shares of Common Stock. Mr. Kerkorian intends to vote his shares of Common Stock in favor of the nominees for the Board of Directors listed in the Proxy Statement. Since the holders of Common Stock do not have cumulative voting rights and since Mr. Kerkorian's shares represent more than 50% of the shares to be voted at the meeting, Mr. Kerkorian will be able to elect the entire Board of Directors. Mr. Kerkorian also intends to vote his shares in favor of Proposal 2 and Mr. Kerkorian's vote will be sufficient to cause adoption of that Proposal.

ELECTION OF DIRECTORS
Proposal No. 1

Information Concerning the Nominees

    One of the purposes of the meeting is to elect 20 directors, each of whom will serve until the next annual meeting of stockholders or until his successor shall have been elected and qualified or until his earlier resignation or removal.

    The following table sets forth, for each nominee for director, their names, principal occupations for at least the past five years, beneficial ownership of Company Common Stock, ages as of March 9, 2001 and certain other matters. In the event any of said nominees should be unavailable to serve as director, which contingency is not presently anticipated, it is the intention of the persons named in the proxies to select and cast their votes for the election of such other person or persons as the Board of Directors may designate.

Name (age)	Principal Occupation and Other Directorships	First Became a Director	Shares of Common Stock Beneficially Owned(1)
James D. Aljian (68)	Executive of Tracinda since October 1987. Director of Chrysler Corporation ("Chrysler") from February 1996 to November 1998, and Member of Shareholder's Committee of DaimlerChrysler Corporation from November 1998 to December 2000. Director of Metro-Goldwyn-Mayer Inc. since October 1996, of which Tracinda owns a majority of the outstanding shares of common stock.	1988	30,800	(2)(3)

Robert H. Baldwin (50)	President and Chief Executive Officer of Mirage Resorts, Incorporated ("Mirage Resorts") since June 1, 2000. Mr. Baldwin was appointed Chief Financial Officer and Treasurer of Mirage Resorts on an interim basis from September 1999 to June 2000. He has also been President and Chief Executive Officer of Bellagio, LLC or its predecessor since June 1996. Prior to that, he was President and Chief Executive Officer of The Mirage Casino—Hotel from August 1987 to April 1997.	2000	—
Fred Benninger (84)	Vice Chairman of the Board of the Company from April 1995 to March 1998. Chairman of the Board of the Company from August 1987 to April 1995. President of the Company from August 1987 to March 1990, and Chief Executive Officer of the Company from August 1987 to January 1991.	1986	12,000	(2)(3)
Terry Christensen (60)	Partner, Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, attorneys, Los Angeles, California, since May 1988. Director of GIANT GROUP, LTD. and Checkers Drive-In Restaurants, Inc.	1987	14,000	(2)(3)
Glenn A. Cramer (79)	Director of Transamerica Corporation from 1968 to April 1994, and Chairman of the Executive Committee of Transamerica Airlines from 1983 to April 1994.	1992	20,066	(2)(3)
Willie D. Davis (66)	President and Director of All-Pro Broadcasting, Inc., an AM and FM radio broadcasting company, for more than the past five years. Director of Metro-Goldwyn-Mayer Inc., Sara Lee Corporation, K-Mart Corporation, Johnson Controls, Inc., Alliance Bank, WICOR, Inc., Dow Chemical Company, Checkers Drive-In Restaurants, Inc., Strong Fund and Bassett Furniture Industries, Incorporated.	1989	11,000	(2)(3)
Alexander M. Haig, Jr. (76)	Chairman of Worldwide Associates, Inc., an international business advisory firm, for more than the past five years. Host of "World Business Review," a weekly television program. Director of Metro-Goldwyn-Mayer Inc., CompuServ Interactive Services Inc. and Interneuron Pharmaceuticals, Inc. Consultant to the Company since May 1990.	1990	10,400	(2)(3)

Gary N. Jacobs (55)	Executive Vice President—General Counsel of the Company since June 2000. Prior thereto, partner, Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP. Mr. Jacobs is of counsel to that firm and is a director of The InterGroup Corporation.	2000	7,423	(2)
Kirk Kerkorian (83)	Chief Executive Officer, President and sole director and stockholder of Tracinda. Director of Metro-Goldwyn-Mayer Inc. since October 1996.	1987	93,115,838	(4)
J. Terrence Lanni (58)	Chairman of the Company since July 1995. Chairman of the Executive Committee since June 1995. Chief Executive Officer of the Company from June 1995 to December 1999, and since March 2001. President of the Company from June 1995 to July 1995. President and Chief Operating Officer of Caesars World, Inc. from April 1981 to February 1995, and a director from January 1982 to February 1991. Director of Santa Anita, Inc. and MI Entertainment, Inc.	1995	1,074,422	(2)(3)(5)
George J. Mason (70)	Senior Managing Director of Bear, Stearns & Co. Inc., Los Angeles, California, an investment banking and brokerage firm, and has been employed by that firm since 1973. A member of the Board of Directors of Mirage Resorts from 1973 to May 31, 2000, as well as a member of the Audit, Stock Option and Bonus committees of Mirage Resorts.	2000	15,000	(2)
James J. Murren (39)	President and Chief Financial Officer of the Company since December 1999. Chief Financial Officer of the Company since January 1998. Executive Vice President of the Company from January 1998 to December 1999. Prior thereto, Managing Director and Co-Director of research for Deutsche Morgan Grenfell ("DMG"), having served DMG in various other capacities since 1984.	1998	443,000	(2)(3)(5)
Ronald M. Popeil (65)	Chief Executive Officer of RONCO, Incorporated, the principal business of which is inventing and marketing consumer products, since co-founding that company in May 1984. A member of the Board of Directors of Mirage Resorts from 1979 to May 31, 2000, as well as a member of the Audit, Stock Option and Bonus committees of Mirage Resorts.	2000	10,000	(2)

John T. Redmond (42)
	President and Chief Executive Officer of MGM Grand Resorts, LLC ("MGM Grand Resorts") since March 2001. Co-Chief Executive Officer of the Company from December 1999 to March 2001. President and Chief Operating Officer of Primadonna Resorts from March 1999 to December 1999. Senior Vice President of MGM Grand Development, Inc. from August 1996 to September 1998. Director of MGM Grand Detroit, LLC since July 1997, Vice-Chairman from April 1998 to February 2000, and Chairman since February 2000. Prior thereto, Senior Vice President and Chief Financial Officer of Caesars Palace and Desert Inn, having served in various other senior operational and development positions with Caesars World, Inc.	1999	289,329	(2)(3)(5)
Walter M. Sharp (84)	President of Walter M. Sharp Company (financial consultants) for more than the past five years and a consultant to Tracinda through April 1997.	1986	68,964	(2)(3)
Daniel M. Wade (48)	Vice Chairman of the Company since March 2001. Co-Chief Executive Officer of the Company from December 1999 to March 2001. Member of the Executive Committee of the Company since May 1999. Chief Operating Officer of the Company from April 1999 to December 1999, and Executive Vice President of the Company from October 1998 to April 1999. Prior thereto, President and Chief Operating Officer of MGM Grand Hotel, Inc., having served in various other senior capacities with MGM Grand Hotel, Inc. since January 1990.	1999	231,200	(2)(3)(5)
Daniel B. Wayson (48)	A principal of Wayson Properties, Incorporated, a real estate development and holding company, for more than the past five years, and other real estate and business ventures. President and Chief Executive Officer of a former Mirage Resorts New Jersey gaming subsidiary from December 1984 through February 1987. A member of the Board of Directors of Mirage Resorts from 1987 to May 31, 2000.	2000	1,000	(2)

Melvin B. Wolzinger (80)	A general partner in W. W. Investment Co., a real estate holding company in Las Vegas, Nevada, for more than the past five years. A principal owner of various restaurants and casino gaming establishments in Las Vegas for many years. A member of the Board of Directors of Mirage Resorts from 1973 to May 31, 2000, as well as a member of the Audit, Stock Option and Bonus committees of Mirage Resorts. Director of Colonial Bank, Inc. since June 1999.	2000	4,650	(2)
Alex Yemenidjian (45)
	Chairman of the Board and Chief Executive Officer of Metro-Goldwyn-Mayer Inc. since April 1999 and a Director of Metro-Goldwyn-Mayer Inc. since November 1997. President of the Company from July 1995 to December 1999. Chief Operating Officer of the Company from June 1995 to April 1999. Executive Vice President of the Company from June 1992 to July 1995, and Chief Financial Officer of the Company from May 1994 to January 1998. Chairman of the Executive Committee of the Company from January 1991 to June 1992. President and Chief Operating Officer of the Company from March 1990 to January 1991. Executive of Tracinda from January 1990 to January 1997, and from February 1999 to April 1999.	1989	664,460	(2)(3)

Jerome B. York (62)
	Chairman, President and Chief Executive Officer of Micro Warehouse, Inc., a reseller of computer hardware, software and peripheral products, since January 2000. Vice Chairman of Tracinda from September 1995 to October 1999. Consultant to Tracinda from October 1999 to October 2000. Senior Vice President and Chief Financial Officer of IBM Corporation from May 1993 to September 1995, and Director of IBM Corporation from January 1995 to September 1995. Executive Vice President — Finance and Chief Financial Officer of Chrysler from May 1990 to May 1993. Director of Chrysler from April 1992 to May 1993. Director of Metro-Goldwyn-Mayer Inc. since October 1996. In addition, Mr. York serves on the board of directors of Apple Computer, Inc. and National TechTeam, Inc.	1995	20,000	(2)(3)

(1)
The number of shares listed reflects the effect of the Company's February 10, 2000 two-for-one stock split. Except as otherwise indicated and subject to applicable community property and similar laws, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(2)
The number of shares shown as beneficially owned represents less than 1% of the outstanding shares.

(3)
Included in these amounts are shares subject to stock options exercisable on or prior to May 9, 2001 held as follows:

Name	Shares
Mr. Aljian	10,000
Mr. Benninger	2,000
Mr. Christensen	10,000
Mr. Cramer	800
Mr. Davis	10,000
Mr. Haig	10,000
Mr. Lanni	1,038,108
Mr. Murren	430,000
Mr. Redmond	287,329
Mr. Sharp	10,000
Mr. Wade	228,600
Mr. Yemenidjian	664,460
Mr. York	10,000
(4)
Of this amount, 91,221,432 shares are owned by Tracinda.

(5)
Included in these amounts are 1,038,108 shares, 430,000 shares, 287,329 shares and 228,600 shares subject to stock options exercisable on or prior to May 9, 2001 held by Messrs. Lanni, Murren, Redmond and Wade, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file reports of ownership of the Common Stock with the Securities and Exchange Commission. Executive officers and directors are required to furnish the Company with copies of all Section 16(a) forms that they file. Based upon a review of these filings and representations from the Company's directors and executive officers that no other reports were required, the Company notes that all reports for the year 2000 were filed on a timely basis.

INFORMATION REGARDING
BOARD AND COMMITTEES

    Certain Committees: Functions, Memberships and Meetings.  The following is a brief description of the functions of certain committees of the Board of Directors and the identity of their members. There is no nominating committee or committee performing a similar function.

    The Executive Committee.  During intervals between the meetings of the Board of Directors, the Executive Committee exercises all the powers of the Board (except those powers specifically reserved by Delaware law to the full Board of Directors) in the management and direction of the Company's business and conduct of the Company's affairs in all cases in which specific directions have not been given by the Board. The current members of the Executive Committee are J. Terrence Lanni (Chairman), James D. Aljian, Robert H. Baldwin, Fred Benninger, Kirk Kerkorian, James J. Murren, John T. Redmond, Walter M. Sharp, Daniel M. Wade, Alex Yemenidjian and Jerome B. York. The Executive Committee held 16 meetings during fiscal 2000 and acted by written consent one time.

    The Audit Committee.  The functions of the Audit Committee are to recommend an accounting firm to conduct an annual audit of the Company's consolidated financial statements and to review with such firm the plan, scope and results of such audit, and the fees for the services performed. The Audit Committee also reviews with the independent and internal auditors the adequacy of internal control systems, receives internal audit reports and reports its findings to the full Board of Directors. The Audit Committee is composed exclusively of directors who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a Committee member. The current members of the Audit Committee are Fred Benninger (Chairman), Willie D. Davis and Glenn A. Cramer. The Audit Committee held four meetings during fiscal 2000.

    The Compensation and Stock Option Committee.  The functions of the Compensation and Stock Option Committee (the "Compensation Committee") are to ensure that the compensation program for executives of the Company (1) is effective in attracting and retaining key officers, (2) links pay to business strategy and performance and (3) is administered in a fair and equitable fashion in the stockholders' interests. The Compensation Committee recommends executive compensation policy to the Board, determines compensation of senior executives of the Company, determines the performance criteria and bonuses to be granted pursuant to the Company's Annual Performance Based Incentive Plan, and administers and approves granting of Company stock options. The Compensation Committee's authority and oversight extends to total compensation, including base salaries, bonuses, stock options, and other forms of compensation. The Compensation Committee is comprised exclusively of directors who are not salaried employees of the Company and who are, in the opinion of the Board of Directors, free from any relationship which would interfere with the exercise of independent judgment as a Compensation Committee member. The current members of the Compensation Committee are James D. Aljian (Chairman) and Jerome B. York. Fred Benninger was also a member of the Compensation Committee during fiscal 2000. The Compensation Committee held 17 meetings during fiscal 2000.

    Compensation Committee Interlocks and Insider Participation.  Mr. Aljian is an executive of Tracinda and director of Metro-Goldwyn-Mayer Inc., a California-based motion picture studio in which Tracinda owns a majority of the outstanding shares of common stock. Mr. Benninger was formerly Vice Chairman of the Company and prior thereto Chairman, President and Chief Executive Officer of the Company. Mr. York was an executive of Tracinda from September 1995 to October 1999, and is a director of Metro-Goldwyn-Mayer Inc.

    Board Meetings.  The Board of Directors held four meetings during 2000, and acted by unanimous written consent three times. The work of the Company's directors is performed not only at meetings of the Board of Directors and its committees, but also by consideration of the Company's business through the review of documents and in numerous communications among Board members and others. During 2000, all directors attended at least 88.5% of the aggregate of all meetings of the Board of Directors and committees on which they served (held during the period for which they served).

    Fees for Board and Committee Service.  Directors who are compensated as full-time employees of the Company or its subsidiaries receive no additional compensation for service on the Board of Directors or its committees. Effective July 1, 2000, each director who is not a full-time employee of the Company or its subsidiaries was paid $38,000 per annum, plus $1,500 for each Board meeting attended ($750 if such Board meeting was attended telephonically), plus $1,000 per meeting for each Executive Committee meeting attended ($500 if such meeting of the Executive Committee was attended telephonically), if such director is a member of the Executive Committee of the Board of Directors. Each member of the Audit Committee receives $1,500 for each meeting attended ($750 if such meeting of the Audit Committee was attended telephonically), and each member of the Compensation Committee receives $750 per quarter. Directors are also reimbursed expenses for attendance at Board and committee meetings.

    Through June 2000, each director who was not a full-time employee of the Company or its subsidiaries was paid $26,000 per annum, plus $750 per meeting of each Executive Committee meeting attended, if such Director was a member of the Executive Committee of the Board of Directors. Each member of the Audit Committee received $1,500 for each meeting attended (subject to an annual $6,000 maximum), and each member of the Compensation Committee received $750 per quarter. Directors were also reimbursed expenses for attendance at Board and committee meetings.

    The Company maintains a stock option grant program pursuant to the Nonqualified Stock Option Plan, which received Compensation Committee approval and subsequent stockholder approval, whereby members of the Company's Board of Directors who are not full-time employees of the Company or its subsidiaries would receive an initial grant of 10,000 stock options, and subsequent yearly grants of 2,000 stock options during their respective terms as directors. Effective July 1, 2000, the annual grants were increased to 5,000 stock options during their respective terms as directors.

    In June 2000, Mr. Yemenidjian, a member of the Board of Directors of the Company, received $1,500,000 for services rendered in the successful completion of the acquisition of Mirage Resorts.

    During 2000, Alexander M. Haig, Jr., a member of the Board of Directors of the Company, rendered consulting services to the Company, for which he received fees of $50,000.

EXECUTIVE COMPENSATION

    The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company and its subsidiaries for the years ended December 31, 2000, 1999, and 1998, of the following: (i) each person who served as Chief Executive Officer of the Company during 2000; and (ii) the other four most highly compensated executive officers of the Company at December 31, 2000 (collectively, the "Named Executives").

Summary Compensation Table

							Long-Term Compensation Awards
		Annual Compensation
Name and Principal Position						Other Annual	Shares Underlying Options(A)		All Other Compensation(B)
	Year	Salary		Bonus
J. Terrence Lanni	2000	$885,572	(H)	$2,540,000	(C)	—	1,000,000		$5,757
Chairman and Chief	1999	996,154	(I)	940,248	(D)	—	—		4,500
Executive Officer	1998	1,000,000		500,000	(E)	—	—		7,246
Daniel M. Wade	2000	716,859	(H)	630,000	(C)	—	150,000		4,880
Vice Chairman	1999	533,333	(J)	621,415	(D)		943,000	(J)	5,440
	1998	500,000		300,000	(G)	—	—	(L)	4,448
John T. Redmond	2000	718,974	(H)	630,000	(C)	—	150,000		4,405
President and Chief	1999	401,025	(J)	880,000	(F)	—	1,015,838	(J)	17,145
Executive Officer—MGM Grand Resorts	1998	347,500		300,000	(F)	—	120,000	(L)	4,251
James J. Murren	2000	717,436	(H)	1,630,000	(C)	—	150,000		4,322
President and Chief	1999	400,000	(J)	377,132	(D)	—	250,000	(J)	4,160
Financial Officer	1998	359,375	(K)	230,000	(E)	—	950,000	(L)	66,854
Gary N. Jacobs	2000	291,667	(H)	530,000	(C)	—	500,000		24,061
Executive Vice President	1999	—		—		—	—		—
& General Counsel	1998	—		—		—	—		—
Scott Langsner	2000	241,666	(H)	530,000	(C)	—	50,000		5,399
Senior Vice President	1999	200,000		123,139	(D)	—	—		5,092
& Secretary/Treasurer	1998	200,000		100,000	(E)	—	—	(L)	4,806

(A)
During the years indicated, the only long-term compensation was pursuant to the Company Nonqualified Stock Option Plan. No grants have been made under the Company's Incentive Stock Option Plan. The number of shares listed reflects the effect of the Company's February 10, 2000 two-for-one stock split.

(B)
The amounts in this column represent group term life insurance premiums paid for the benefit of the named executives, as well as 401(K) benefits paid by the Company. Additionally included is $13,000 in benefit of Mr. Redmond in 1999, which represented an auto allowance with regard to his responsibilities at Primadonna Resorts; and $62,771 in benefit of Mr. Murren in 1998 and $18,777 in benefit of Mr. Jacobs in 2000, which represented moving benefits provided and reimbursement of moving costs incurred related to their respective relocations to Las Vegas, Nevada.

(C)
In February 2001, certain of the Named Executives received bonuses pursuant to the Company's Annual Performance Based Incentive Plan for executive officers as follows: Mr. Lanni—$1,000,000; Mr. Wade—$600,000; Mr. Redmond—$600,000; Mr. Murren—$600,000; Mr. Jacobs—$500,000; Mr. Langsner—$230,000. Additionally, Messrs. Lanni, Murren and Langsner received $1,500,000, $1,000,000 and $50,000, respectively, for successful completion of the acquisition of Mirage Resorts. Mr. Langsner also received $250,000 for the successful sale of MGM Grand Monorail, Inc. Additionally, pursuant to commencement of employment contracts (see "Certain Transactions") in 2000, Mr. Lanni received $40,000; and Messrs. Wade, Redmond, Murren and Jacobs each received $30,000.

(D)
In February 2000, certain of the Named Executives received bonuses pursuant to the Company's Annual Performance Based Incentive Plan for executive officers as follows: Mr. Lanni—$940,248; Mr. Wade—$471,415; Mr. Murren—$377,132; Mr. Langsner—$113,139. Additionally in July 1999, Messrs. Wade and Langsner received $150,000 and $10,000, respectively, for services rendered in the opening of MGM Grand Detroit Casino.

(E)
The Named Executives did not qualify for 1998 bonuses pursuant to the Company's Annual Performance Based Incentive Plan for executive officers. However, based upon the attainment of certain other Company goals, the Named Executives received bonuses in February 1999 as follows: Mr. Lanni—$500,000; Mr. Murren—$200,000; and Mr. Langsner—$75,000. Additionally, in March 1998, Mr. Murren received $30,000 pursuant to commencement of an employment contract (see "Certain Transactions"); and in February 1999, Mr. Langsner received $25,000 pursuant to commencement of an employment contract (see "Certain Transactions").

(F)
Mr. Redmond served as President and Chief Operating Officer of Primadonna Resorts, the Company's wholly owned subsidiary from March 1999 through December 1999, and received a bonus of $480,000 in February 2000 based on the 1999 financial performance of Primadonna Resorts, as well as his individual performance. As a Named Executive commencing in December 1999, he did not qualify for a bonus pursuant to the Company's Annual Performance Based Incentive Plan, however, he did receive a bonus of $300,000 in July 1999 and $100,000 in February 2000 based upon the successful July 1999 opening of the MGM Grand Detroit Casino, and the attainment of certain other Company goals. Mr. Redmond served as Senior Vice President of MGM Grand Development from August 1996 to September 1998, and received a 1998 bonus of $300,000 in February 1999, based on successful construction projects during 1998.

(G)
Mr. Wade served as President and Chief Operating Officer of MGM Grand Hotel, Inc., the Company's wholly owned subsidiary, through October 1998, and received bonuses based on the financial performance of MGM Grand Hotel, Inc., as well as his individual performance. As a Named Executive commencing in October 1998, he did not qualify for a bonus pursuant to the Company's Annual Performance Based Incentive Plan, however, he did receive a bonus of $50,000 based upon a partial year of employment with the Company and the attainment of certain other Company goals.

(H)
Pursuant to the terms of their employment agreements which went into effect during 2000, Mr. Lanni's annual salary was $1,000,000; Mr. Wade's annual salary was $800,000; Mr. Redmond's annual salary was $800,000; Mr. Murren's annual salary was $800,000; the amounts shown reflect the actual salaries paid during 2000 (see "Certain Transactions"). Mr. Jacobs's annual salary was $500,000; the amount shown covers a period of less than one year (see "Certain Transactions"). Mr. Langsner's annual salary was $250,000; the amount shown does not fully reflect a mid-year salary adjustment (see "Certain Transactions").

(I)
Mr. Lanni resigned as Chief Executive Officer of the Company effective December 30, 1999, and accordingly, the salary shown covers a period of less than one year. Subsequently in February 2000, Mr. Lanni rejoined the Company in a full-time executive capacity as Chairman of the Board (see "Certain Transactions"), and was additionally elected Chief Executive Officer in March 2001.

(J)
Messrs. Wade, Redmond and Murren were elected to the offices as set forth on December 30, 1999. Mr. Wade's annual salary at January 1, 1999 was $500,000, which was increased to $550,000 on May 1, 1999 and to $600,000 on January 1, 2000; Mr. Redmond's and Mr. Murren's annual salaries at January 1, 1999 were $400,000 each, which were increased to $600,000 each on January 1, 2000 (see "Certain Transactions"). Additionally, on December 13, 1999, stock options were granted in various amounts which provided each individual an aggregate of 1,200,000 outstanding stock options (adjusted to reflect the effect of the Company's February 10, 2000 two-for-one stock split). Included in Mr. Wade's aggregate option grant of 943,000 shares was a grant of options to purchase 100,000 shares in May 1999. Included in Mr. Redmond's aggregate option grant of 1,015,838 shares was a grant of options to purchase 100,000 shares in March 1999.

(K)
Pursuant to the terms of his employment agreement, Mr. Murren's annual salary was $375,000; the amount shown covers a period of less than one year.

(L)
Mr. Murren's options were granted in January 1998 and repriced in June 1998. Mr. Wade's and Mr. Langsner's options for 100,000 shares and 29,000 shares, respectively, which were originally granted in 1996 and 1997, were repriced in June 1998. Mr. Redmond's options were granted in April 1998 and repriced in June 1998; additionally, Mr. Redmond's options granted in July 1997 and August 1996 for 30,000 shares and 50,000 shares, respectively, were repriced in June 1998.

    The Company implemented a Supplemental Executive Retirement Plan (the "SERP") in December 2000 which commenced on January 1, 2001 for Certain Key Employees not a part of a collective bargaining unit. The SERP is a nonqualified plan in which the Company makes contributions, based on certain actuarial assumptions, which are intended to provide a retirement benefit, that is a fixed percentage of a participant's estimated final five—year average salary, up to a maximum of 65%. All contributions are deferred, on a pretax basis, and accumulate tax-deferred earnings plus interest as a retirement fund. Employees do not make contributions under this plan. The Company contributions commence vesting after three years of SERP participation, and are fully vested after ten years of continuous service. All deferred amounts are invested in either eight equity funds, a balanced income fund, a money market fund or a bond fund as directed by the participant. At the time of enrollment in the SERP, each participant must elect either a lump-sum payment or up to a 20-year installment-payout to be distributed following normal retirement or in the event of disability or death, and a five-year installment payout following termination. A participant may also make a request for withdrawal of the vested account balance based on financial hardship.

    The table below sets forth certain information regarding options granted during 2000 to the Named Executives.

Option Grants in Last Fiscal Year

	Number of Securities Underlying Options Granted
			Percent of Total Options Granted to Employees in Fiscal Year
								Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(B)
	Options Granted (A)				Exercise Price Per Share		Expiration Date
Name								5%		10%
J. Terrence Lanni	400,000 600,000	(C) (D)	4.57 6.85	% %	$ $	20.1876 32.5000	3/15/10 5/31/10	$ $	5,078,349 12,263,445	$ $	12,869,534 31,077,978
Daniel M. Wade	150,000		1.71%			$32.5000	5/31/10		$3,065,861		$7,769,494
John T. Redmond	150,000		1.71%			$32.5000	5/31/10		$3,065,861		$7,769,494
James J. Murren	150,000		1.71%			$32.5000	5/31/10		$3,065,861		$7,769,494
Gary N. Jacobs	500,000		5.71%			$33.3125	6/1/10		$10,475,026		$26,545,773
Scott Langsner	30,000 20,000		.34 .23	% %	$ $	32.5000 34.0000	5/31/10 7/6/10	$ $	613,172 427,648	$ $	1,553,899 1,083,745

(A)
The options, other than those of Mr. Lanni, have a ten-year term, with 25% of the options becoming exercisable on each of the first through the fourth anniversary dates of the grant.

(B)
These amounts represent the stated assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions.

(C)
The options have a ten-year term, and become fully exercisable one year from the date of grant.

(D)
The options have a ten-year term, with 33 1/3% of the options becoming exercisable on each of the first through the third anniversary dates of the grant.

    The following table sets forth option exercises and year-end value tables for the Named Executives.

Aggregated Option Exercises in Fiscal 2000 and Fiscal Year-End Option Values

			Number of Shares Underlying Unexercised Options at December 31, 2000(C)
					Value of Unexercised In-the-Money Options at December 31, 2000(A)
	Shares Acquired on Exercise(#)
		Value Realized(B)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
J. Terrence Lanni	400,000	$3,500,348	638,108	1,000,000	$9,691,265	$3,199,960
Daniel M. Wade	177,000	3,817,257	168,600	1,004,400	727,087	4,773,350
John T. Redmond	—	—	267,329	1,082,671	1,930,567	5,689,643
James J. Murren	—	—	430,000	920,000	5,868,125	9,341,250
Gary N. Jacobs	—	—	—	500,000	—	—
Scott Langsner	—	—	41,600	67,400	643,175	258,825

(A)
Based upon the market value of the underlying securities at December 29, 2000 of $28.1875 after giving effect to the Company's two-for-one stock split, minus the exercise price of "in-the-money" options.

(B)
Based upon the closing sale price of the underlying securities on the New York Stock Exchange Composite tape on the date of exercise minus the exercise price of the options.

(C)
The number of shares listed reflects the effect of the Company's February 10, 2000 two-for-one stock split.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Compensation Policies

    The Compensation Committee of the Board of Directors is responsible for establishing, monitoring and implementing the policies governing the compensation of the Company's executives. During 2000, the Committee was comprised of the three directors whose names appear at the bottom of this report. These policies may be summarized as follows:

       1. The Company's compensation programs should be effective in attracting, motivating and retaining key executives;

       2. There should be a correlation between the compensation awarded to an executive, the performance of the Company as a whole, and the executive's individual performance; and

       3. The Company's compensation programs should provide the executives with a financial interest in the Company similar to the interests of the Company's stockholders.

    The Company's executives are compensated through a combination of salary, performance bonuses and long-term incentive arrangements (where appropriate), and grants of stock options under the Company's Nonqualified Stock Option Plan and Incentive Stock Option Plan. The annual salaries of the executives are reviewed from time to time and adjustments are made where necessary in order for the salaries of the Company's executives to be competitive with the salaries paid by companies included in the Dow Jones Casinos Industry Group (the "Casinos Group"). Performance bonuses, where appropriate, are usually determined after the end of the Company's fiscal year based on an assessment of the Company's results and the level of an individual's particular performance for that year. Long-term incentive arrangements, on a case by case basis, may be determined as part of an overall compensation package in conjunction with demonstrable enhancements to stockholder values. The Company did not enter into any long-term incentive arrangement with any executives in 2000.

    The Company's Annual Performance Based Incentive Plan for Executive Officers (the "Incentive Plan") provides for performance-based bonuses for executives who are "covered employees" under Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to public companies for compensation over $1 million paid to any such company's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. In determining compensation, the Compensation Committee considers the effect of Section 162(m), although in appropriate circumstances, it has determined to award compensation to covered executive officers which is not fully deductible by virtue of Section 162(m). A portion of the bonuses awarded to Messrs. Lanni and Murren for 2000 outside of the Incentive Plan were not deductible as a result of this limitation. The Compensation Committee based the performance measure in 2000 on achievement by the Company of pretax income before interest, plus in the case of Messrs. Wade, Redmond and Murren, operating income of specified divisions of the Company, subject to application of an adjustment factor. The actual bonus awards, if any, under the Incentive Plan are determined by the Compensation Committee, provided that no bonus award under the Incentive Plan may be made if the performance criteria are not met and no such bonus award may exceed the lesser of 100% of the eligible executive's average annual base salary in effect for the plan year or $1,000,000. The average annual base salary for any participant is the average of such participant's annual base salary at (a) the beginning of the performance period (generally the first day of the year) and (b) the date that the Committee establishes the performance goals under the Incentive Plan (generally not later than the 90th day of the year).

    The performance goals set by the Compensation Committee in 2000 were met, and accordingly, the Company's senior executives qualified for bonuses for 2000 under the Incentive Plan. In determining whether to grant any bonuses to such executives for 2000, the Compensation Committee also considered the successful achievement of certain other Company goals, including the acquisition of Mirage Resorts. In addition, the Compensation Committee considered the following factors, in order of importance: an assessment of overall Company performance; the executives' levels of responsibility and performance, based upon evaluations and recommendations of the Chairman of the Board as to proposed bonuses for executives other than himself; and the other components of the senior executives' compensation attributable to 2000. The Compensation Committee determined, on February 12, 2001, to grant bonuses for 2000 to the Named Executives pursuant to the Incentive Plan as follows: Mr. Lanni—$1,000,000; Mr. Wade—$600,000; Mr. Redmond—$600,000; Mr. Murren—$600,000; Mr. Jacobs—$500,000; and Mr. Langsner—$230,000, based upon the factors and compensation policies discussed above. In addition, the Compensation Committee determined during 2000 to award additional bonuses outside of the Incentive Plan to certain of the Named Executives. For successful completion of the acquisition of Mirage Resorts, the following bonuses were awarded: Mr. Lanni—$1,500,000; Mr. Murren—$1,000,000; and Mr. Langsner—$50,000. For the successful sale of MGM Grand Monorail, Inc., Mr. Langsner was awarded a bonus of $250,000. Additionally, pursuant to commencement of employment contracts, Mr. Lanni, received $40,000 in February 2000 and Messrs. Wade, Redmond, Murren and Jacobs received $30,000 each in June 2000.

    The Compensation Committee believes that a significant component of the compensation paid to the Company's executives over the long term should be derived from stock options. The Compensation Committee strongly believes that equity ownership in the Company is a valuable incentive to executives and that the grant of stock options to them serves to align their interests with the interests of the shareholders as a whole and encourages them to manage the Company for the long term. The Compensation Committee determines whether to grant stock options, as well as the amount of the grants, by taking into account, in the following order of importance, the individual's past and prospective value to the Company, the performance of the proposed recipient (based upon evaluations by the executive's superior or the Board of Directors) and the amount of stock options previously granted. In 2000, the Compensation Committee granted to J. Terrence Lanni, Daniel M. Wade, John T. Redmond, James J. Murren, Gary N. Jacobs and Scott Langsner options to purchase 1,000,000 shares, 150,000 shares, 150,000 shares, 150,000 shares, 500,000 shares and 50,000 shares of Common Stock, respectively. The Compensation Committee anticipates that it will grant additional options to the Company's senior executive officers in the future.

Compensation Awarded to the Co-Chief Executive Officers

    Mr. Redmond and Mr. Wade became Co-Chief Executive Officers of the Company effective December 30, 1999. Pursuant to the terms of their employment agreements now in effect, each of Mr. Redmond and Mr. Wade now receives a salary of $800,000 per year. As Co-Chief Executive Officers, Messrs. Redmond and Wade are eligible to participate in the same executive compensation plans available to the Company's other senior executives, including the Incentive Plan. The performance measure for the Incentive Plan in 2000 was based upon achievement by the Company of pretax income before interest, plus in the case of Mr. Wade, operating income of MGM Grand Las Vegas and New York—New York and in the case of Mr. Redmond, operating income of the Company's hotel/casinos in Primm, Nevada and the MGM Grand Detroit interim casino. In considering whether to pay Messrs. Redmond and Wade bonuses under the Incentive Plan for 2000, the Compensation Committee considered the achievement of the Company goals set forth above, as well as the following factors, in order of importance: an assessment of overall Company performance; the level of responsibility and performance of each; and the other components of their compensation attributable to 2000. The Compensation Committee determined, on February 12, 2001, to grant a bonus of $600,000 to each of Mr. Wade and Mr. Redmond for 2000 pursuant to the Incentive Plan.

JAMES D. ALJIAN, Chairman JEROME B. YORK

AUDIT COMMITTEE REPORT

    The Audit Committee of the Board of Directors (the "Audit Committee") consists of Mr. Benninger (Chairman), Mr. Cramer and Mr. Davis. Messrs. Cramer and Davis meet the independence and experience requirements of the New York Stock Exchange listing standards. However, Mr. Benninger did not meet such independence requirements in 2000 because of his prior relationship with the Company. Mr. Benninger served as Vice Chairman of the Board from April 1995 to March 1998 and prior thereto, he served as Chairman of the Board from August 1987 to April 1995, as President from August 1987 to March 1990 and as Chief Executive Officer from August 1987 to January 1991. Pursuant to Section 303.02 (D) of the New York Stock Exchange Listed Company Manual, the Board of Directors determined in its business judgment that, as a result of Mr. Benninger's knowledge of financial and accounting matters, his membership on the Audit Committee was required in the best interests of the Company and its stockholders.

    The Audit Committee's responsibilities are described in a written charter adopted by the Board of Directors, which is attached as Appendix A to this Proxy Statement. The Audit Committee is responsible for providing independent, objective oversight of the Company's financial reporting system by focusing on three areas:

  1.
  The adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial statements,

  2.
  The independence and performance of the Company's internal auditors and independent accountants, and

  3.
  The Company's compliance with legal and regulatory requirements.

    The Audit Committee meets with management, the Company's independent accountants and the internal accountants periodically to consider the adequacy of the Company's internal controls and the objectivity of its financial reporting. The Audit Committee also recommends to the Board of Directors the appointment of the independent accountants, and periodically reviewed their performance and independence from management for the year 2000. During fiscal year 2000, the Company retained its principal independent accountants, Arthur Andersen LLP, to provide services in the following categories and amounts:

Audit Fees	$617,000
Financial Information Systems Design and Implementation Fees	53,000
All Other Fees	1,520,000

$2,190,000

    The category of "All Other Fees" substantially relates to services traditionally provided by auditors, such as, but not limited to, due diligence, review of registration statements, tax review and other services. The Audit Committee has concluded that the provision of non-audit services by the Company's principal independent accountants is compatible with maintaining auditor independence.

    The Audit Committee reviewed and discussed the audited financial statements with management and Arthur Andersen LLP and management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The discussions with Arthur Andersen LLP also included the matters required by Statement on Auditing Standards No. 61 (communication with Audit Committees). Arthur Andersen LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), which was discussed with Arthur Andersen LLP.

    Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraphs, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

FRED BENNINGER (Chairman) GLENN A. CRAMER WILLIE D. DAVIS

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Dow Jones U.S. Total Market Index and the Dow Jones Casinos Index for the five-year period which commenced December 31, 1995 and ended December 31, 2000.

Comparison of Five-Year Cumulative Total Return
Among the Company, Dow Jones U.S. Total Market Index,
And the Dow Jones Casinos Index

*
Assumes $100 invested on January 1, 1995 in each of the Company's Common Stock, the Dow Jones U.S. Total Market Index, and the Dow Jones Casinos Index.

CERTAIN TRANSACTIONS

    J. Terrence Lanni, Chairman of the Board and Chief Executive Officer of the Company, is a party to an employment agreement with the Company which terminates on May 31, 2004. Under the agreement he receives a minimum annual salary of $1,000,000. The Company may terminate the agreement for good cause (as defined). In such event, Mr. Lanni shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. If the agreement is terminated as a result of death or disability, Mr. Lanni (or his beneficiary) will be entitled to exercise those of his unexercised options as would have been vested as of the first anniversary of the date of termination. Also, pursuant to the agreement, if the Company terminates the agreement for other than good cause (as defined), Mr. Lanni's salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options held will continue to vest for the remainder of the term of the agreement. If Mr. Lanni seeks to terminate the agreement for good cause, he must give the Company 30 days notice to cure the breach. If such breach is not cured (and the Company does not invoke its right to arbitration), or if Mr. Lanni terminates without cause upon 30 days notice, then termination will result and Mr. Lanni shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. Mr. Lanni was granted options to purchase 400,000 shares of Common Stock on March 15, 2000 with an exercise price of $20.1876 per share. All of these options vested on March 15, 2001. In addition, Mr. Lanni was granted options to purchase 600,000 shares of Common Stock on May 31, 2000 with an exercise price of $32.50 per share. These options vest in one-third increments on May 31, 2002, May 31, 2003 and May 31, 2004. If there is a Change in Control (as defined) of the Company, all unvested stock options become fully vested. If the Change in Control results from an exchange of outstanding Common Stock as a result of which the Common Stock of the Company is no longer publicly held, then the options held by Mr. Lanni shall be exercisable at the time or times they would have been exercisable for the consideration (cash, stock or otherwise) which the holders of the Company's Common Stock received in such exchange.

    John T. Redmond, President and Chief Executive Officer of MGM Grand Resorts, is a party to an employment agreement with the Company which terminates on May 31, 2004. Under the agreement he receives a minimum salary of $800,000. The Company may terminate the agreement for good cause (as defined). In such event, Mr. Redmond shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. If the agreement is terminated as a result of death or disability, Mr. Redmond (or his beneficiary) will be entitled to exercise those of his unexercised options as would have been vested as of the first anniversary of the date of termination. Also, pursuant to the agreement, if the Company terminates the agreement for other than good cause (as defined), Mr. Redmond's salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options held will continue to vest for the remaining term of the agreement. If Mr. Redmond seeks to terminate the agreement for good cause, he must give the Company 30 days notice to cure the breach. If such breach is not cured (and the Company does not invoke its right to arbitration), or if Mr. Redmond terminates without cause upon 30 days notice, then termination will result and Mr. Redmond shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. Mr. Redmond was granted options to purchase 150,000 shares of Common Stock on May 31, 2000 with an exercise price of $32.50 per share. These options vest 25% annually commencing on May 31, 2001. If there is a Change in Control (as defined) of the Company, all unvested stock options become fully vested. If the Change in Control results from an exchange of outstanding Common Stock as a result of which the Common Stock of the Company is no longer publicly held, then the options held by Mr. Redmond shall be exercisable at the time or times they would have been exercisable for the consideration (cash, stock or otherwise) which the holders of the Company's Common Stock received in such exchange.

    Daniel M. Wade, Vice Chairman of the Company, is a party to an employment agreement with the Company which terminates on May 31, 2004. Under the agreement he receives a minimum annual salary of $800,000. The Company may terminate the agreement for good cause (as defined). In such event, Mr. Wade shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. If the agreement is terminated as a result of death or disability, Mr. Wade (or his beneficiary) will be entitled to exercise those of his unexercised options as would have been vested as of the first anniversary of the termination date. Also, pursuant to the agreement, if the Company terminates the agreement for other than good cause (as defined), Mr. Wade's salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options held will continue to vest for the remaining term of the agreement. If Mr. Wade seeks to terminate the agreement for good cause, he must give the Company 30 days notice to cure the breach. If such breach is not cured (and the Company does not invoke its right to arbitration), or if Mr. Wade terminates without cause upon 30 days notice, then termination will result and Mr. Wade shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. Mr. Wade was granted options to purchase 150,000 shares of Common Stock on May 31, 2000 with an exercise price of $32.50 per share. These options vest 25% annually commencing May 31, 2001. If there is a Change in Control (as defined) of the Company, all unvested stock options become fully vested. If the Change in Control results from an exchange of outstanding Common Stock as a result of which the Common Stock of the Company is no longer publicly held, then the options held by Mr. Wade to purchase Common Stock of the Company shall be exercisable at the time or times they would otherwise have been exercisable for the consideration (cash, stock or otherwise) which the holders of the Company's Common Stock received in such exchange.

    James J. Murren, President and Chief Financial Officer of the Company, is a party to an employment agreement with the Company which terminates on May 31, 2004. Under the agreement he receives a minimum annual salary of $800,000. The Company may terminate the agreement for good cause (as defined). In such event, Mr. Murren shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. If the agreement is terminated as a result of death or disability, Mr. Murren (or his beneficiary) will be entitled to exercise those of his unexercised options as would have been vested as of the first anniversary of the date of termination. Also, pursuant to the agreement, if the Company terminates the agreement without good cause (as defined), Mr. Murren's salary will continue for the term of the agreement, he will continue to receive certain employee benefits and all unvested stock options held will continue to vest for the remaining term of the agreement. If Mr. Murren seeks to terminate the agreement for good cause, he must give the Company 30 days notice to cure the breach. If such breach is not cured (and the Company does not invoke its right to arbitration), or if Mr. Murren terminates without cause upon 30 days notice, then termination will result and Mr. Murren shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. Mr. Murren was granted options to purchase 150,000 shares of Common Stock on May 31, 2000 with an exercise price of $32.50 per share. These options vest 25% annually commencing May 31, 2001. If there is a Change in Control of the Company (as defined), all unvested stock options become fully vested. If the Change in Control results from an exchange of outstanding Common Stock as a result of which the Common Stock of the Company is no longer publicly held, then the options held by Mr. Murren to purchase Common Stock of the Company shall be exercisable at the time or times they would otherwise have been exercisable for the consideration (cash, stock or otherwise) which the holders of the Company's Common Stock received in such exchange.

    Robert H. Baldwin, President and Chief Executive Officer of Mirage Resorts, the Company's wholly owned subsidiary, is a party to an employment agreement with Mirage Resorts which terminates on May 31, 2004. Under the agreement he received $7,100,000 as an inducement to enter into the agreement and commencing June 1, 2000, receives a minimum annual salary of $1,000,000. Additionally, Mr. Baldwin received a bonus of $600,000 in February 2001 based on the 2000 financial performance of Mirage Resorts. If the Company terminates the agreement, Mr. Baldwin shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. If the agreement is terminated as a result of death or disability, Mr. Baldwin (or his beneficiary) will be entitled to exercise those of his unexercised options as would have been vested as of the first anniversary of the date of termination. If Mr. Baldwin seeks to terminate the agreement for good cause, he must give the Company 30 days notice to cure the breach. If such breach is not cured (and the Company does not invoke its right to arbitration), or if Mr. Baldwin terminates without cause upon 30 days notice, then termination will result and Mr. Baldwin shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. Mr. Baldwin was granted options to purchase 800,000 shares of Common Stock on May 31, 2000 with an exercise price of $32.50 per share. These options vest 25% annually commencing on May 31, 2001. If there is a Change in Control (as defined) of the Company, all unvested stock options become fully vested. If the Change in Control results from an exchange of outstanding Common Stock as a result of which the Common Stock of the Company is no longer publicly held, then the options held by Mr. Baldwin shall be exercisable at the time or times they would have been exercisable for the consideration (cash, stock or otherwise) which the holders of the Company's Common Stock received in such exchange.

    Gary N. Jacobs, Executive Vice President and General Counsel of the Company, is a party to an employment agreement with the Company which terminates on May 31, 2004. Under the agreement he receives a minimum annual salary of $500,000, and a minimum bonus of $500,000 for 2000 which was paid in February 2001. The Company may terminate the agreement for good cause (as defined). In such event, Mr. Jacobs shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. If the agreement is terminated as a result of death or disability, Mr. Jacobs (or his beneficiary) will be entitled to exercise those of his unexercised options as would have been vested as of the first anniversary of the date of termination. Also, pursuant to the agreement, if the Company terminates the agreement for other than good cause (as defined), Mr. Jacobs' salary will continue for the term of the agreement, he will continue to receive certain employee benefits, and all unvested stock options held will continue to vest for the remainder of the term of the agreement. If Mr. Jacobs seeks to terminate the agreement for good cause, he must give the Company 30 days notice to cure the breach. If such breach is not cured (and the Company does not invoke its right to arbitration), or if Mr. Jacobs terminates without cause upon 30 days notice, then termination will result and Mr. Jacobs shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. Mr. Jacobs was granted options to purchase 500,000 shares of Common Stock on June 1, 2000 with an exercise price of $33.3125 per share. These options vest 25% annually commencing on June 1, 2001. If there is a Change in Control (as defined) of the Company, all unvested stock options become fully vested. If the Change in Control results from an exchange of outstanding Common Stock as a result of which the Common Stock of the Company is no longer publicly held, then the options held by Mr. Jacobs shall be exercisable at the time or times they would have been exercisable for the consideration (cash, stock or otherwise) which the holders of the Company's Common Stock received in such exchange.

    Scott Langsner, Senior Vice President, Secretary and Treasurer of the Company, is a party to an employment agreement with the Company which terminates on December 9, 2002. Under the agreement he received an annual salary of $200,000, which was increased to $230,000 effective

January 1, 2000, and to $250,000 effective June 1, 2000. The Company may terminate the agreement for good cause (as defined). In such event, Mr. Langsner shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. If the Company terminates the agreement without good cause (as defined), Mr. Langsner's salary will continue for the term of the agreement, he will continue to receive certain employee benefits and all unvested stock options held will continue to vest for a period of 12 months. If Mr. Langsner seeks to terminate the agreement for good cause, he must give the Company 30 days notice to cure the breach. If such breach is not cured (and the Company does not invoke its right to arbitration), or if Mr. Langsner terminates without cause upon 30 days notice, then termination will result and Mr. Langsner shall be entitled to exercise those of his stock options granted under the Company's Nonqualified Stock Option Plan as had been vested but were unexercised as of the date of termination. Mr. Langsner was granted options to purchase 30,000 shares of Common Stock on May 31, 2000 with an exercise price of $32.50 per share, and 20,000 shares of Common Stock on July 6, 2000 with an exercise price of $34.00 per share, which vest 25% annually commencing one year from the dates of grant. If there is a Change in Control (as defined) of the Company, all unvested stock options become fully vested. If the Change in Control results from an exchange of outstanding Common Stock as a result of which the Common Stock of the Company is no longer publicly held, then the options held by Mr. Langsner to purchase Common Stock of the Company shall be exercisable at the time or times they would otherwise have been exercisable for the consideration (cash, stock or otherwise) which the holders of the Company's Common Stock received in such exchange.

    Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, a law firm of which Terry Christensen, a member of the Board of Directors of the Company, is a partner and Gary N. Jacobs, Executive Vice President—General Counsel and a director of the Company, is of counsel (see "Election of Directors"), has performed extensive legal services for the Company. Such services rendered relate to litigation, sales of securities, financing transactions, acquisitions and dispositions of certain assets and operations, tax matters and other business transactions, contracts and agreements.

    Bear, Stearns & Co. Inc, an investment banking and brokerage firm of which George J. Mason, a member of the Board of Directors of the Company, is Senior Managing Director, was paid $1,803,000 by the Company in 2000 for investment banking and brokerage services rendered.

    In June 2000, Mr. Yemenidjian, a member of the Board of Directors of the Company, received $1,500,000 for services rendered in the successful completion of the acquisition of Mirage Resorts.

    During 2000, Alexander M. Haig, Jr., a member of the Board of Directors of the Company, rendered consulting services to the Company, for which he received fees of $50,000.

    In 1997, the Compensation Committee adopted a stock option grant program pursuant to the Nonqualified Stock Option Plan, which was subsequently approved by the stockholders, whereby members of the Company's Board of Directors who are not full-time employees of the Company would receive an initial grant (adjusted to reflect the effect of the Company's February 10, 2000 two-for-one stock split) of 10,000 stock options, and subsequent yearly grants of 2,000 stock options during their respective terms as directors. Effective July 1, 2000, the annual grants were increased to 5,000 stock options during their respective terms as directors.

    For the 12 months ended December 31, 2000, the Company and its subsidiaries rented aircraft from Tracinda for various business purposes. The aggregate amount of rental payments were approximately $15,000, and the rent payments were at rates which management believes are generally below those offered by third parties. The Company provided hotel services and usage of its aircraft to Tracinda in the aggregate amount of approximately $46,000, which management believes to be at rates generally comparable to those offered to third parties. The Company and Tracinda have entered into various other transactions and arrangements which, individually and in the aggregate, are not material.

    On April 18, 2000, in connection with the May 31, 2000 Mirage Resorts acquisition, the Company completed a private placement of 46.5 million shares of its common stock for a total purchase price of $1.23 billion. On May 18, 2000, as required by the private placement agreement, the Company filed a shelf registration statement to register the resale of these shares. Tracinda purchased 23 million shares in the private placement.

    In February 2000, MGM Grand Hotel, Inc., predecessor to MGM Grand Hotel, LLC, contributed $125,000 to The Lincy Foundation, a charitable foundation established by Tracinda. James D. Aljian, a director of the Company, also serves as an employee and on the five-member Board of Directors of The Lincy Foundation.

    Certain affiliates of the Company, including MGM Grand Hotel, LLC, purchase on a wholesale basis from a subsidiary of Metro-Goldwyn-Mayer Inc., a California-based motion picture studio of which Tracinda owns a majority of the outstanding shares of common stock (collectively with its subsidiaries, "MGM Inc."), videocassettes and other merchandise such as baseball caps, clothing, key chains and watches bearing the trademarks and logos of MGM Inc. for resale to consumers in retail shops located within MGM MIRAGE affiliated hotels. For the year ended December 31, 2000, the Company purchased approximately $2,200 in MGM Inc. merchandise at rates which management believes are generally comparable to those offered to third parties. Hotel affiliates of MGM MIRAGE and MGM Inc. occasionally conduct cross-promotional campaigns, in which MGM MIRAGE's hotel affiliates and MGM Inc.'s motion picture releases are promoted together; however, management believes that the amounts involved are immaterial. MGM MIRAGE and its hotel affiliates and MGM Inc. have an ongoing relationship whereby the MGM MIRAGE hotel affiliates can utilize key art, still photographs of artwork and one-minute film clips from certain of MGM Inc.'s motion picture releases on an as-needed basis. MGM MIRAGE and its hotel affiliates do not pay any monetary compensation for these licenses.

    Pursuant to a License Agreement between a predecessor in interest to the Company and Metro-Goldwyn-Mayer Lion Corp. dated February 29, 1980, as amended, the Company has an open-ended exclusive license to use certain trademarks, trade names and logos in and in connection with the Company's resort hotel and/or gaming and other businesses, excluding the filmed entertainment business. The Company has agreed to pay $1 million per year for that portion of the license which permits the Company to use the letters "MGM" combined with the name "Mirage" and or "MIRAGE."

    Pursuant to a Merchandise License Agreement effective as of December 1, 2000 between MGM Inc. and a subsidiary of the Company, the Company has the right to use certain trademarks and logos of MGM Inc. in connection with the retail sale of merchandise at the Company's properties. The Company is required to pay MGM Inc. royalties based on retail sales of the licensed merchandise. The agreement has a term of five years, subject to the Company's right to extend the term for one additional five-year period and its option to terminate the agreement at any time upon 60 days' notice. The amount of royalties which will become payable in 2001 and future years cannot be determined at this time.

    The Company and MGM Inc. have entered into various other transactions and arrangements which, individually and in the aggregate, are not material.

SELECTION OF AUDITORS
Proposal No. 2

    The Board of Directors, acting upon the recommendation of the Audit Committee, has appointed, subject to ratification by the stockholders, the firm of Arthur Andersen LLP, independent certified public accountants, to audit the consolidated financial statements of the Company and its subsidiaries for the year ending December 31, 2001. This firm acted as auditors for the Company during the year ended December 31, 2000.

    A representative of Arthur Andersen LLP will be present at the stockholders' meeting with the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

The Board of Directors recommends a vote FOR adoption of this proposal.

OTHER BUSINESS

    Management knows of no other business to be transacted, but if any other matters do come before the meeting, the persons named as proxies or their substitutes will vote or act with respect to such other matters in accordance with their best judgment.

NOTICE CONCERNING STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company on or before November 30, 2001 in order to be included in the form of proxy and proxy statement to be issued by the Board of Directors for that meeting.

OTHER INFORMATION

    The Company will bear all costs in connection with the management solicitation of proxies. The Company intends to reimburse brokerage houses, custodians, nominees and others for their out-of-pocket expenses and reasonable clerical expenses related thereto. Officers, directors and regular employees of the Company and its subsidiaries may request the return of proxies by telephone, telegraph or in person, for which no additional compensation will be paid to them.

    The Company's Annual Report to Stockholders for the year ended December 31, 2000 accompanies this Proxy Statement.

By Order of the Board of Directors, Chairman of the Board and Chief Executive Officer

APPENDIX A
MGM MIRAGE
AUDIT COMMITTEE CHARTER

Purpose

    The Audit Committee (the "Committee') of MGM MIRAGE (the "Company") is designated by and reports to the Board of Directors (the "Board"). The Committee's purpose is to assist the Board in fulfilling its fiduciary responsibilities by reviewing the financial information that will be provided to shareholders, regulators and others, any other information required under the rules of the Securities and Exchange Commission or any other governmental authorities, the system of internal controls that management and the Board of Directors have established, and the audit process.

Composition

    The Audit Committee shall be comprised of at least three members of the Company's Board of Directors, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of their independent judgment as a member of the Committee. All members of the Committee shall possess familiarity with the general fundamentals surrounding the preparation of financial statements, and at least one member shall have accounting or related financial management expertise. The Board will elect the members of the Committee and approve the Committee Charter.

Independence

    In addition to the reference to independence included above, the following restrictions apply to Committee members:

  a.
  A Director who is an employee of the Company or any of its affiliates may not serve on the Committee until three years following the termination of his or her employment. For purposes of this section, affiliate shall be defined to include a subsidiary, sibling company, predecessor, parent company, or former parent company.

  b.
  A Director (1) who is a partner, controlling shareholder, or executive officer of an organization that has a business relationship with the Company, or (2) who has a direct business relationship with the Company may serve on the Committee only if the Board determines in its business judgment that the relationship does not interfere with the Director's exercise of independent judgment.

  c.
  A Director who is employed as an executive of another corporation where any of the Company's executives serves on that corporation's compensation committee may not serve on the Committee.

  d.
  A Director who is an immediate family member of an individual who is an executive officer of the Company or any of its affiliates cannot serve on the Committee until three years following the termination of such employment relationship. For purposes of this section, immediate family member shall be defined to include a person's spouse, parents, children, siblings, mothers-in-law and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares such person's home.

  e.
  Notwithstanding the requirements of paragraphs a. and d. above, one Director who is no longer an employee or who is an immediate family member of a former executive officer of the Company or its affiliates, but is not considered independent pursuant to these provisions due to the three-year restriction period, may be appointed, under exceptional and limited circumstances, to the Committee if the Board of Directors determines in its business judgment that membership on the Committee by the individual is required in the best interests of the Company and its shareholders, and the Company discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

Duties and Responsibilities

    In meeting its responsibilities, the Committee shall:

1.
General

a.
Meet four times per year or more frequently as circumstances require. The Committee may request members of management, the Vice President of Internal Audit, representatives of the independent public accounting firm (the "independent accountant") and other advisors or employees to attend meetings.

b.
Maintain minutes of its meetings and report to the Board on Committee activities. The Secretary of the Company will retain a copy of the minutes in the Company's minutes book.

c.
Provide an open channel of communication between the independent accountant, internal audit and the Board.

d.
Review the results of the Company's monitoring of compliance with the Code of Conduct and Conflict of Interest Policy.

e.
Review and reassess the Committee's Charter annually.

f.
Provide written affirmation annually in the Company's Proxy Statement regarding the following:

(1)
Any determination the Board has made regarding the independence of the Committee members.

(2)
The determination that at least one of the Committee members has accounting or related financial management expertise.

(3)
The annual review and reassessment of the adequacy of the Committee Charter.

(4)
The Committee has adopted a formal written Charter.

g.
At least triennially, publish the Committee Charter as an exhibit to the Company's Proxy Statement.

h.
Review legal and regulatory matters that may have a material impact to the Company.

i.
Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel, accountants or others for this purpose as considered appropriate.

2.
Independent Accountant

a.
Review and recommend to the Board the independent accountant to be selected to audit the financial statements of the Company and its subsidiaries. The independent accountant is ultimately accountable to the Committee and the Board. The Committee and the Board have the authority and responsibility for selection, evaluation and, if necessary, the replacement of the independent accountant.

b.
Review with the independent accountant the scope and plan for the annual audit.

c.
Review with the independent accountant at the completion of the annual audit:

(1)
Any significant changes in the independent accountant's plan for the annual audit.

    (2)
    Any limitations in scope or significant disagreements with Company management encountered during the course of the audit.

    (3)
    The nature and extent of immaterial "passed" audit adjustments and significant proposed adjustments.

    (4)
    Others matters related to the conduct of the audit that are to be communicated to the Committee under generally accepted auditing standards.

  d.
  Discuss the independence of the independent accountant, including review of a formal written statement submitted by the independent accountant annually describing all relationships between the independent accountant and the Company, including services and related fees.

  e.
  Discuss with the independent accountant the adequacy of the Company's internal control system, including computerized information system controls and security, and any related significant findings and recommendations along with management's responses.

  f.
  Discuss with the independent accountant their judgments about the quality of the Company's accounting principles as applied in its financial reporting. Review major changes in the Company's accounting policies, principles or practices.

  g.
  Review with Company management and the independent accountant the Company's financial results for the year and the Company's Annual Report on Form 10-K, including the financial statements and the disclosure required by generally accepted accounting principles and the Securities and Exchange Commission.

3.
Internal Audit

a.
Review the internal audit function of the Company including the independence and authority of its reporting, the proposed internal audit plan for the year, and the coordination of the internal audit plan with the independent accountant.

b.
Receive prior to each meeting, a summary of findings from completed internal audits, results of follow-up performed to determine the status of planned action addressing recommendations from previous internal audits, and a progress report on the internal audit plan.

MGM MIRAGE

Proxy for Annual Meeting of Stockholders

May 1, 2001
Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints TERRY CHRISTENSEN, WILLIE D. DAVIS and GLENN A. CRAMER, and each of them, Proxies, with full power of substitution, to represent and vote all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of MGM MIRAGE (the "Company") to be held at The Mirage Hotel and Casino, 3400 Las Vegas Boulevard South, Las Vegas, Nevada on May 1, 2001, at 10:00 a.m., and at any adjournments thereof, upon any and all matters which may properly be brought before said meeting or any adjournments thereof. The undersigned hereby revokes any and all proxies heretofore given with respect to such meeting.

The Board of Directors recommends a vote FOR Items 1 and 2.

(Continued and to be SIGNED on the other side)

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MGM MIRAGE

Annual Meeting of Stockholders

Tuesday May 1, 2001
10:00 a.m.
The Mirage Hotel and Casino
The Siegfried & Roy Theatre
3400 Las Vegas Blvd. South
Las Vegas, Nevada

ADMISSION TICKET

This ticket must be presented at the door for entrance to the meeting.

This Proxy will be voted as specified herein; if no specification is made, this Proxy will be voted for Items 1 and 2.	Please mark your votes as indicated in this example	/x/

1.	Election of Directors
FOR all nominees (except as named to the contrary) / /	WITHHOLD AUTHORITY for all nominees named / /	Names of Nominees: James D. Aljian, Robert H. Baldwin, Fred Benninger, Terry Christensen, Glenn A. Cramer, Willie D. Davis, Alexander M. Haig, Jr., Gary N. Jacobs, Kirk Kerkorian, J. Terrence Lanni, George J. Mason, James J. Murren, Ronald M. Popeil, John T. Redmond, Walter M. Sharp, Daniel M. Wade, Daniel B. Wayson, Melvin B. Wolzinger, Alex Yemenidjian, Jerome B. York.

2.	Ratification of the appointment of independent auditors.			(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line.)
	FOR / /	AGAINST / /	ABSTAIN / /
I plan to attend meeting / /
Dated	, 2001

Signature

Signature if held jointly

Please sign your name exactly as it appears hereon. In the case of joint owners, each should sign. If signing as executor, trustee, guardian or in any other representative capacity or as an officer of a corporation, please indicate your full title as such.

/*\ FOLD AND DETACH HERE /*\

Admission Ticket

Annual Meeting
of
MGM MIRAGE
Tuesday May 1, 2001
10:00 a.m.
THE MIRAGE HOTEL AND CASINO
THE SIEGFRIED & ROY THEATRE
3400 LAS VEGAS BLVD. SOUTH
LAS VEGAS, NEVADA

Agenda

1. To elect a Board of Directors.

2. To consider and act upon the ratification of the selection of independent auditors.

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

QuickLinks

NOTICE OF ANNUAL MEETING
PROXY STATEMENT March 30, 2001
PRINCIPAL STOCKHOLDERS
ELECTION OF DIRECTORS Proposal No. 1
INFORMATION REGARDING BOARD AND COMMITTEES
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
CERTAIN TRANSACTIONS
SELECTION OF AUDITORS Proposal No. 2
OTHER BUSINESS
NOTICE CONCERNING STOCKHOLDER PROPOSALS
OTHER INFORMATION
APPENDIX A MGM MIRAGE AUDIT COMMITTEE CHARTER